EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-105662 of Rite Aid Corporation on Form S-8 of our report dated May 12, 2003, appearing in this Annual Report on Form 11-K of The Rite Aid 401(k) Plan for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 26, 2003